UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  April 4, 2014

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 10, 2014, EPAM Systems, Inc. (“EPAM Systems”) issued the press release attached hereto as Exhibit 99.1 and incorporated by reference into this Item 2.02. Such press release includes information about EPAM Systems’ results of operations for the quarter ended March 31, 2014 as well as information concerning events in Ukraine, in addition to information referred to in Item 5.02 of this report.
The information in Item 2.02 of this report, including Exhibit 99.1 attached hereto, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2014, Karl Robb announced his intention to retire from his position as Executive Vice President & President of EU Operations of EPAM Systems. Mr. Robb’s effective retirement date is currently expected during the first quarter of 2015, although no specific effective retirement date has been given. Until such time as he begins transferring his day-to-day responsibilities, Mr. Robb will continue in his current role. During the course of 2014, Mr. Robb’s responsibilities will be transitioned to others, and after such transition Mr. Robb will serve in an advisory role with respect to such matters until his actual retirement. It is the intention of Mr. Robb, and the expectation of EPAM Systems, that Mr. Robb will continue to serve on the Board of Directors of EPAM Systems. The Board of Directors of EPAM Systems examined the circumstances of Mr. Robb’s decision to announce retirement from his executive officer position and deemed it in the best interest of EPAM Systems for Mr. Robb to continue serving on the Board of Directors at this time in light of his wealth of experience, relationships with clients and deep knowledge of the company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	99. 1	Press Release of EPAM Systems dated April 10, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
EPAM SYSTEMS, INC.
By:	/s/ Ginger Mosier
Name:	Ginger Mosier
Title:	Vice President, General Counsel and Corporate Secretary